   As filed with the Securities and Exchange Commission on September 11, 1997
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               SAKS HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                          52-1685667
  (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                       Identification Number)

      12 EAST 49TH STREET                                       10017
           NEW YORK, NY                                       (Zip Code)
(Address of Principal Executive Offices)

                    SAKS HOLDINGS, INC. DIRECTORS STOCK PLAN
                            (Full Title of the Plan)

                               JOAN F. KREY, ESQ.
                                 GENERAL COUNSEL
                               SAKS HOLDINGS, INC.
                               12 EAST 49TH STREET
                               NEW YORK, NY 10017
                     (Name and Address of Agent for Service)

                                 (212) 940-4048
          (Telephone Number, Including Area Code, of Agent for Service)

                                 ---------------

                                   Copies to:
                             RONALD O. MUELLER, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                     1050 CONNECTICUT AVENUE, NW, SUITE 900
                              WASHINGTON, DC 20036
                                 (202) 955-8500

================================================================================

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED             PROPOSED MAXIMUM           AMOUNT OF
     TITLE OF SECURITIES            AMOUNT TO BE       MAXIMUM OFFERING PRICE     AGGREGATE OFFERING        REGISTRATION
    TO BE REGISTERED (1)             REGISTERED             PER SHARE(2)               PRICE (2)               FEE (3)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share. . . . . . .          100,000               $23.1875                 $2,318,750                $703.00
-------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional securities that may be offered or issued pursuant to the antidilution provisions of the Saks Holdings, Inc. Directors Stock Plan.
(2) Estimated solely for the purpose of determining the registration fee based on the average high and low prices reported on September 9, 1997.
(3) Calculated under Rule 457(c) pursuant to Rule 457(h)(1).

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.    PLAN INFORMATION.

                Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 1997 as filed with the Commission on May 2, 1997 and amended on May 6, 1997;

(2) The Registrant's quarterly reports on Form 10-Q for the quarters ended May 3, 1997 and August 2, 1997, filed on June 12, 1997 and September 3, 1997, respectively;

(3) The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Registrant's registration statement on Form S-1, filed with the Commission on August 29, 1996, File No. 333-11101, together with any amendment or report filed with the Commission for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Registrant or by the Plan pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (including the Plan's latest annual report) prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

                  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

                  As permitted by the DGCL, the Registrant's Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL, no director shall be liable to the Registrant or to its stockholders for monetary damages for breach of his or her fiduciary duty as a director. The effect of this provision in the Charter is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

                  The Registrant's Bylaws (the "Bylaws") provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any other corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

                  The Bylaws also provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person if fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery of the State of Delaware or the court in which such action was brought shall deem proper.

                  The Bylaws also provide that to the extent a director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Registrant may purchase and maintain insurance on behalf of a director or officer of the Registrant against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the Registrant would have the power to indemnify him or her against such liabilities under such Bylaws.

                  The Registrant maintains liability insurance in the amount of $50 million insuring its officers and directors against liabilities that they may incur in such capacities, including liabilities arising under the Federal securities laws other than liabilities arising out of the filing of a registration statement with the Commission.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.    EXHIBITS.

         The following exhibits are filed herewith:

         5      Opinion of Gibson, Dunn & Crutcher LLP.
         23.1   Consent of Coopers & Lybrand L.L.P. (independent auditors).
         23.2   Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

ITEM 9.    UNDERTAKINGS.

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)   To include any prospectus required by
                           section 10(a)(3) of the Securities Act;

                                    (ii)  To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of New York, State of New York, on this 10th day of September, 1997.

                                              SAKS HOLDINGS, INC.

                                              By: /s/ Philip B. Miller
                                                 --------------------------
                                                   Philip B. Miller
                                                   Chief Executive Officer


                              POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Philip B. Miller and Mark E. Hood, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                          TITLE                   DATE

 /s/ Philip B. Miller
----------------------------    Chairman of the Board and    September 10, 1997
      Philip B. Miller           Chief Executive Officer
                               (Principal Executive Officer)

 /s/ Brian E. Kendrick
----------------------------    Vice Chairman of the Board   September 10, 1997
     Brian E. Kendrick          and Chief Operating Officer

 /s/ Rose Marie Bravo
----------------------------    President and Director       September 10, 1997
     Rose Marie Bravo

 /s/ Richard F. Zannino
----------------------------    Executive Vice President,    September 10, 1997
    Richard F. Zannino         Chief Financial Officer and
                                       Treasurer
                              (Principal Financial Officer)

 /s/ Mark E. Hood
----------------------------    Senior Vice President -      September 10, 1997
       Mark E. Hood                    Finance
                             (Principal Accounting Officer)

 /s/ Savio W. Tung
----------------------------            Director             September 10, 1997
       Savio W. Tung

 /s/ Jon P. Hedley
----------------------------            Director             September 10, 1997
       Jon P. Hedley

 /s/ E. Garrett Bewkes III
----------------------------            Director             September 10, 1997
    E. Garrett Bewkes III

 /s/ Charles J. Philippin
----------------------------            Director             September 10, 1997
     Charles J. Philippin

 /s/ Brian Ruder
----------------------------            Director             September 10, 1997
          Brian Ruder

 /s/ Stephen I. Sadove
----------------------------            Director             September 10, 1997
       Stephen I. Sadove

                                    EXHIBIT INDEX


EXHIBIT      DESCRIPTION
5            Opinion of Gibson, Dunn & Crutcher LLP
23.1         Consent of Coopers & Lybrand L.L.P. (independent auditors)
23.2         Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5)